Entergy Integrated Solutions Inc.
Statement of Operations
Quarter and Year-To-Date Ended September 30, 1997
(Unaudited)

                                              Current Quarter     Year To Date
Revenue                                       $ 21,699,130.00    45,171,244.00

Operating Expense                               14,963,286.00    30,301,725.00
                                              _______________  _______________
Gross Margin                                     6,735,844.00    14,869,519.00

Selling Expense                                  3,631,739.00    11,600,966.00
Marketing Expense                                  264,365.00       610,688.00
Administrative & General Expense                 4,080,889.00    11,881,385.00
Other Expense/Income                             3,423,444.00     7,643,609.00
                                              _______________  _______________
Net Operating Profit (Loss) Before Taxes        (4,664,593.00)  (16,867,129.00)

Income taxes                                    (1,616,412.00)   (6,050,321.00)
                                              _______________  _______________
Net Profit (Loss)                             $ (3,048,181.00)  (10,816,808.00)
                                              ===============  ===============
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Entergy Integrated Solutions Inc.
Balance Sheet
September 30, 1997
(Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                  $  2,477,041.99
   Accounts receivable                           2,697,885.75
   Other current assets                          3,044,420.20
                                              ---------------
      Total current assets                       8,219,347.94
                                              ---------------
Investments:
   Investment in SASI, Inc.                          -
   Note receivable - SASI, Inc.                      -
   HES service contracts, net                    2,027,434.67
                                              ---------------
      Total investments                          2,027,434.67
                                              ---------------
Fixed Assets:
   Furniture and equipment, net                  9,444,236.74
   Intangible assets, net                          313,832.10
   Equipment inventory held for
    installation                                18,345,206.73
   Installations in process                     12,557,240.05
   Installed equipment                          60,397,687.77
                                              ---------------
      Total fixed assets                       101,058,203.39
                                              ---------------
Deferred Debits:
   Miscellaneous deferred debits                10,726,461.50
   Deferred income taxes                         5,797,582.00
   Other assets, Net                             1,232,756.77
                                              ---------------
      Total deferred debits                     17,756,800.27
                                              ---------------
      TOTAL ASSETS                            $129,061,786.27
                                              ===============

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Entergy Integrated Solutions Inc.
Balance Sheet
September 30, 1997
(Unaudited)

LIABILITIES AND CAPITAL

Current & accrued liabilities:
   Accounts payable                           $  1,921,545.23
   Accrued liabilities                           3,899,439.24
   Current portion of capital lease
    obligations                                     94,287.40
Current Maturities-Other Long-term
 liabilities                                       982,015.68
                                              ---------------
      Total current & accrued liabilities        6,897,287.55
                                              ---------------
Long-term liabilities:
  Long-term liabilities                          1,486,791.10
                                              ---------------
      Total long-term liabilities                1,486,791.10
                                              ---------------
Deferred Credits:
   Service contract revenue                     53,875,147.05
                                              ---------------
      Total deferred credits                    53,875,147.05
                                              ---------------
Capital:
  Common stock, no par value, 50,000
    shares authorized,
  13,500 shares issued and outstanding          13,500,000.00
  Paid in capital                              150,000,000.00
  Accumulated deficit                          (96,697,439.43)
                                              ---------------
     Total capital                              66,802,560.57
                                              ---------------
     Total liabilities and capital            $129,061,786.27
                                              ===============
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